Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Chesapeake Corporation Quarterly Report on Form 10-Q for the period ended July 3, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Chesapeake Corporation.

/s/ Thomas H. Johnson	Date: August 17, 2005
Thomas H. Johnson
Chairman & Chief Executive Officer
(Principal Executive Officer)

/s/ Joel K. Mostrom	Date: August 17, 2005
Joel K. Mostrom
Senior Vice President & Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Chesapeake Corporation and will be retained by Chesapeake Corporation and furnished to the Securities and Exchange Commission or its staff upon request.